Exhibit 99.1

First Watch Restaurant Group, Inc. Reports Q3 2025 Financial Results
Same-restaurant sales growth of 7.1%
Total revenues increased 25.6%
Net income of $3.0 million and Adjusted EBITDA of $34.1 million
21 new system-wide restaurants opened in 14 states

BRADENTON, Fla. — November 4, 2025 — First Watch Restaurant Group, Inc. (NASDAQ: FWRG) (“First Watch” or the “Company”), the leading Daytime Dining concept serving breakfast, brunch and lunch, today reported financial results for the thirteen weeks ended September 28, 2025 (“Q3 2025”).

“Our strong third quarter results and sequential year-to-date improvement in same restaurant traffic growth, same restaurant sales growth, and restaurant-level operating profit margin, are testament to the enduring strength of our business model and the efforts of our teams,” stated Chris Tomasso, CEO and President of First Watch. “In light of our performance and considering current trends, we are pleased to guide to the high end of our previous range for FY25 adjusted EBITDA at approximately $123 million and remain confident in a robust finish to the year with continued aggressive growth.”

Third Quarter 2025 Highlights:

•Total revenues increased 25.6% to $316.0 million as compared to $251.6 million in the same period of 2024
•System-wide sales increased 20.9% to $352.7 million as compared to $291.8 million in the same period of 2024
•Same-restaurant sales growth of 7.1%
•Same-restaurant traffic growth of 2.6%
•Income from operations margin increased to 3.2% as compared to 2.5% in the same period of 2024
•Restaurant level operating profit margin* increased to 19.7% as compared to 18.9% in the same period of 2024
•Net income increased to $3.0 million, or $0.05 per diluted share as compared to $2.1 million, or $0.03 per diluted share, in the same period of 2024
•Adjusted EBITDA* increased to $34.1 million as compared to $25.6 million in the same period of 2024
•Opened 21 system-wide restaurants in 14 states, with 1 planned closure, resulting in a total of 620 system-wide restaurants (548 company-owned and 72 franchise-owned) across 32 states

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* See Non-GAAP Financial Measures Reconciliations section below.

For additional financial information related to Q3 2025, refer to the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 4, 2025, which can be accessed at https://investors.firstwatch.com in the Financials & Filings section.

Updated Outlook Fiscal Year 2025

Based upon third quarter results and current trends, the Company updated the following guidance metrics for the 52-week fiscal year ending December 28, 2025:

•Same-restaurant sales growth of ~4% with same-restaurant traffic growth of ~1%
•Total revenue growth of 20.0%-21.0%(1)
•Adjusted EBITDA(2) of ~$123.0 million(1)
•Blended tax rate of ~45.0%
•Capital expenditures of ~$150.0 million invested primarily in new restaurant projects and planned remodels(3)
•60 to 61 new system-wide restaurants, net of 3 company-owned restaurant closures (55 new company-owned restaurants and 8 to 9 new franchise-owned restaurants)

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(1) Includes net impact of approximately 4% in total revenue growth and approximately $7 million in Adjusted EBITDA associated with completed acquisitions.
(2) We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, a reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort.
(3) Does not include the capital outlays associated with the acquisition of franchise-owned restaurants.

Conference Call and Webcast
Chris Tomasso, Chief Executive Officer and President, and Mel Hope, Chief Financial Officer, will host a conference call and webcast to discuss these financial results for Q3 2025 on November 4, 2025 at 8:00 AM ET.

Interested parties may listen to the conference call via any one of two options:

•Dial 201-389-0914, which will be answered by an operator
•Join the webcast at https://investors.firstwatch.com/news-and-events/events

The webcast will be archived shortly after the call has concluded.

Definitions
The following definitions apply to these terms as used in this release:
System-wide restaurants: the total number of restaurants, including all company-owned and franchise- owned restaurants.

System-wide sales: consists of restaurant sales from our company-owned restaurants and franchise-owned restaurants. We do not recognize the restaurant sales from our franchise-owned restaurants as revenue.

Same-restaurant sales growth: the percentage change in year-over-year restaurant sales (excluding gift card breakage) for the comparable restaurant base, which is defined as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”). For the thirteen and thirty-nine weeks ended September 28, 2025 and September 29, 2024, there were 381 restaurants and 344 restaurants, respectively, in our Comparable Restaurant Base. Measuring our same-restaurant sales growth allows management to evaluate the performance of our existing restaurant base. We believe this measure is useful for investors to provide a consistent comparison of restaurant sales results and trends across periods within our core, established restaurant base, unaffected by results of store openings, closings, and other transitional changes.

Same-restaurant traffic growth: the percentage change in traffic counts as compared to the same period in the prior year using the Comparable Restaurant Base. Measuring our same-restaurant traffic growth allows management to evaluate the performance of our existing restaurant base. We believe this measure is useful for investors because an increase in same-restaurant traffic provides an indicator as to the development of our brand and the effectiveness of our marketing strategy.

Adjusted EBITDA: a non-GAAP measure, is defined as net income before depreciation and amortization, interest expense, income taxes and items that the Company does not consider in the evaluation of its ongoing core operating performance.

Adjusted EBITDA margin: a non-GAAP measure, is defined as Adjusted EBITDA as a percentage of total revenues.

Restaurant level operating profit: a non-GAAP measure, is defined as restaurant sales, less restaurant operating expenses, which include food and beverage costs, labor and other related expenses, other restaurant operating expenses, pre-opening expenses and occupancy expenses. In addition, Restaurant level operating profit excludes corporate-level expenses and items that are not considered in the Company’s evaluation of its ongoing core operating performance.

Restaurant level operating profit margin: a non-GAAP measure, is defined as Restaurant level operating profit as a percentage of restaurant sales.

About First Watch
First Watch is the leading Daytime Dining concept serving made-to-order breakfast, brunch and lunch using the freshest ingredients available. Guided by its “Follow the Sun” culinary philosophy, First Watch's chef-driven menu rotates five times a year to feature the highest-quality flavors at their peak, offering elevated executions of classic favorites, fresh juices like the Kale Tonic, and fan favorites such as the Lemon Ricotta Pancakes, Quinoa Power Bowl and signature Million Dollar Bacon. For every kid’s meal served, First Watch proudly donates a portion to organizations and causes making a positive impact in our communities – raising more than $1.7 million to date. A recipient of hundreds of local “Best Breakfast” and “Best Brunch” awards, First Watch was voted 2025’s #1 Best Breakfast by Newsweek’s Readers’ Choice Awards and was also named 2025 and 2024’s #1 Most Loved Workplace® in America by the Best Practice Institute (as seen in The Wall Street Journal), after appearing on the list in 2022 and 2023 as well. With a commitment to quality, hospitality and community, First Watch is redefining Daytime Dining across more than 620 restaurants in 32 states. For more information, visit www.firstwatch.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to any historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “outlook,” “potential,” “project,” “projection,” “plan,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other similar expressions. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed herein, in our Annual Report on Form 10-K as of and for the year ended December 29, 2024, including under Part I. Item 1A. “Risk Factors” and Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.firstwatch.com/financial-information/sec-filings. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: our vulnerability to changes in consumer preferences and economic conditions such as inflation and recession; uncertainty regarding the Russia and Ukraine war, war and unrest in the Middle East and the related impact on macroeconomic conditions, including inflation, as a result of such conflicts or other related events; our vulnerability to changes in economic conditions and consumer preferences; our inability to successfully open new restaurants or establish new markets; our inability to effectively manage our growth; potential negative impacts on sales at our and our franchisees’ restaurants as a result of our opening new restaurants; a decline in visitors to any of the retail centers, lifestyle centers, or entertainment centers where our restaurants are located; lower than expected same-restaurant sales growth; unsuccessful marketing programs and limited time new offerings; changes in the cost of food; unprofitability or closure of new restaurants or lower than previously experienced performance in existing restaurants; our inability to compete effectively for customers; unsuccessful financial performance of our franchisees; our limited control over our franchisees’ operations; our inability to maintain good relationships with our franchisees; conflicts of interest with our franchisees; the geographic concentration of our system-wide restaurant base in the southeast portion of the United States; damage to our reputation and negative publicity; our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media; our limited number of suppliers and distributors for several of our frequently used ingredients and shortages or disruptions in the supply or delivery of such ingredients; information technology system failures or breaches of our network security; our failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection; our potential liability with our gift cards under the property laws of some states; our failure to enforce and maintain our trademarks and protect our other intellectual property; litigation with respect to intellectual property assets; our dependence on our executive officers and certain other key employees; our inability to identify, hire, train and retain qualified individuals for our workforce; our failure to obtain or to properly verify the employment eligibility of our employees; our failure to maintain our corporate culture as we grow; unionization activities among our employees; employment and labor law proceedings; labor shortages or increased labor costs or health care costs; risks associated with leasing property subject to long-term and non-cancelable leases; risks related to our sale of alcoholic beverages; costly and complex compliance with federal, state and local laws, including trade and tax policies; changes in accounting principles applicable to us; our vulnerability to natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism; our inability to secure additional capital to support business growth; our level of indebtedness; failure to comply with covenants under our credit facility; and the interests of our largest stockholder may differ from those of public stockholders.

The forward-looking statements included in this press release are made only as of the date hereof and are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. All information presented herein is based on our fiscal calendar. Unless otherwise stated, references to particular years, quarters, months or periods refer to our fiscal years and the associated quarters, months and periods of those fiscal years.

Investor Relations Contact

Steven L. Marotta
941-500-1918
investors@firstwatch.com

Media Relations Contact

Jenni Glester
407-864-5823
jglester@firstwatch.com

Non-GAAP Financial Measures (Unaudited)

To supplement the consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use the following non-GAAP measures, which present operating results on an adjusted basis: (i) Adjusted EBITDA, (ii) Adjusted EBITDA margin, (iii) Restaurant level operating profit and (iv) Restaurant level operating profit margin. Our presentation of these non-GAAP measures includes isolating the effects of some items that are either nonrecurring in nature or have no meaningful correlation to our ongoing core operating performance. These supplemental measures of performance are not required by or presented in accordance with GAAP. Management believes these non-GAAP measures provide investors with additional visibility into our operations, facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance, help to identify operational trends and allow for greater transparency with respect to key metrics used by Management in our financial and operational decision making. Our non-GAAP measures may not be comparable to similarly titled measures used by other companies and have important limitations as analytical tools. These non-GAAP measures should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP as they may not provide a complete understanding of our performance. These non-GAAP measures should be reviewed in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin

Management uses Adjusted EBITDA and Adjusted EBITDA margin (i) as factors in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the Company’s operating results and the effectiveness of our business strategies and (iii) internally as benchmarks to compare the Company’s performance to that of its competitors.

Non-GAAP Financial Measures Reconciliations

Adjusted EBITDA and Adjusted EBITDA margin - The following table reconciles Net income (loss) and Net income (loss) margin, the most directly comparable GAAP measures to Adjusted EBITDA and Adjusted EBITDA margin, for the periods indicated:

	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(in thousands)	SEPTEMBER 28, 2025	SEPTEMBER 29, 2024	SEPTEMBER 28, 2025	SEPTEMBER 29, 2024
Net income	$2,991	$2,112	$4,268	$18,226
Depreciation and amortization	19,662	15,153	54,355	41,960
Interest expense	4,567	3,441	11,904	9,421
Income tax expense	2,683	1,384	3,445	9,062
EBITDA	29,903	22,090	73,972	78,669
Strategic costs (1)	715	558	2,748	954
Loss on extinguishment and modification of debt	—	—	—	428
Stock-based compensation, net of amounts capitalized (2)	2,877	2,076	7,926	6,394
Delaware Voluntary Disclosure Agreement Program (3)	1	26	54	101
Transaction expenses, net (4)	428	375	2,220	1,769
Impairments and loss on disposal of assets (5)	175	114	311	386
Recruiting and relocation costs (6)	—	359	—	634
Severance costs (7)	—	26	—	204
Adjusted EBITDA	$34,099	$25,624	$87,231	$89,539

Total revenues	$316,022	$251,609	$906,149	$752,619
Net income margin	0.9%	0.8%	0.5%	2.4%
Adjusted EBITDA margin	10.8%	10.2%	9.6%	11.9%

Additional information
Deferred rent expense (8)	$(141)	$327	$337	$1,076
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(1) Represents costs related to process improvements and strategic initiatives. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(2) Represents non-cash, stock-based compensation expense, net of amounts capitalized, which is recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(3) Represents professional service costs incurred in connection with the Delaware Voluntary Disclosure Agreement Program related to unclaimed or abandoned property. These costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(4) Represents costs incurred in connection with the acquisition of franchise-owned restaurants, secondary offering costs and, in 2024, an offsetting gain on release of contingent consideration liability and expenses related to debt.
(5) Represents costs related to the disposal of assets due to retirements, replacements or certain restaurant closures. There were no impairments recognized during the periods presented.
(6) Represents costs incurred for hiring qualified individuals. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(7) Severance costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(8) Represents the non-cash portion of straight-line rent expense recorded within both Occupancy expenses and General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).

Restaurant level operating profit and Restaurant level operating profit margin

Restaurant level operating profit and Restaurant level operating profit margin are not indicative of our overall results, and because they exclude corporate-level expenses, do not accrue directly to the benefit of our stockholders. We will continue to incur such expenses in the future. Restaurant level operating profit and Restaurant level operating profit margin are important measures we use to evaluate the performance and profitability of each operating restaurant, individually and in the aggregate and to make decisions regarding future spending and other operational decisions. We believe that Restaurant level operating profit and Restaurant level operating profit margin provide useful information about our operating results, identify operational trends and allow for transparency with respect to key metrics used by us in our financial and operational decision-making.

The following tables reconcile Income from operations and Income from operations margin, the most directly comparable GAAP financial measures, to Restaurant level operating profit and Restaurant level operating profit margin for the periods indicated:

	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(in thousands)	SEPTEMBER 28, 2025	SEPTEMBER 29, 2024	SEPTEMBER 28, 2025	SEPTEMBER 29, 2024
Income from operations	$10,050	$6,313	$18,476	$35,046
Less: Franchise revenues	(2,386)	(2,644)	(7,939)	(8,889)
Add:
General and administrative expenses	33,746	27,680	97,150	82,527
Depreciation and amortization	19,662	15,153	54,355	41,960
Transaction expenses, net (1)	428	375	2,220	1,769
Impairments and loss on disposal of assets (2)	175	114	311	386
Restaurant level operating profit	$61,675	$46,991	$164,573	$152,799

Restaurant sales	$313,636	$248,965	$898,210	$743,730
Income from operations margin	3.2%	2.5%	2.1%	4.7%
Restaurant level operating profit margin	19.7%	18.9%	18.3%	20.5%

Additional information
Deferred rent expense (3)	$(168)	$277	$211	$927
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(1) Represents costs incurred in connection with the acquisition of franchise-owned restaurants, secondary offering costs and, in 2024, an offsetting gain on release of contingent consideration liability and expenses related to debt.
(2) Represents costs related to the disposal of assets due to retirements, replacements or certain restaurant closures. There were no impairments recognized during the periods presented.
(3) Represents the non-cash portion of straight-line rent expense recorded within Occupancy expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).

FIRST WATCH RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(Unaudited)

	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
	SEPTEMBER 28, 2025	SEPTEMBER 29, 2024	SEPTEMBER 28, 2025	SEPTEMBER 29, 2024
Revenues:
Restaurant sales	$313,636	$248,965	$898,210	$743,730
Franchise revenues	2,386	2,644	7,939	8,889
Total revenues	316,022	251,609	906,149	752,619
Operating costs and expenses:
Restaurant operating expenses (exclusive of depreciation and amortization shown below):
Food and beverage costs	69,730	55,865	208,355	163,852
Labor and other related expenses	102,387	83,756	300,451	247,332
Other restaurant operating expenses	50,140	38,891	141,002	113,232
Occupancy expenses	25,891	21,075	73,849	60,733
Pre-opening expenses	3,813	2,387	9,980	5,782
General and administrative expenses	33,746	27,680	97,150	82,527
Depreciation and amortization	19,662	15,153	54,355	41,960
Impairments and loss on disposal of assets	175	114	311	386
Transaction expenses, net	428	375	2,220	1,769
Total operating costs and expenses	305,972	245,296	887,673	717,573
Income from operations	10,050	6,313	18,476	35,046
Interest expense	(4,567)	(3,441)	(11,904)	(9,421)
Other income, net	191	624	1,141	1,663
Income before income taxes	5,674	3,496	7,713	27,288
Income tax expense	(2,683)	(1,384)	(3,445)	(9,062)
Net income	$2,991	$2,112	$4,268	$18,226

Net income	$2,991	$2,112	$4,268	$18,226
Other comprehensive income (loss)
Unrealized gain (loss) on derivatives	88	(3,560)	(920)	(2,421)
Income tax related to other comprehensive income (loss)	(22)	888	229	604
Comprehensive income (loss)	$3,057	$(560)	$3,577	$16,409

Net income per common share - basic	$0.05	$0.03	$0.07	$0.30
Net income per common share - diluted	$0.05	$0.03	$0.07	$0.29
Weighted average number of common shares outstanding - basic	61,027,278	60,428,016	60,933,443	60,275,167
Weighted average number of common shares outstanding - diluted	62,834,080	61,851,127	62,798,962	62,343,751